September 8, 2025         6340 S. Fiddlers Green Circle

Greenwood Village, CO 80111 Email: FIA@Cobank.com Fax: (303) 694-5844

RGC Midstream, LLC
519 Kimball Avenue, NE
Roanoke, VA 24016

Interest Rate Swap Confirmation

Our Trade Id: 808804
Dear Sir/Madam:

We are pleased to inform the execution of the following Interest Rate Exchange Transaction between COBANK ACB and RGC Midstream, LLC subject to the terms and conditions outlined below:

This Confirmation supplements, forms a part of and is subject to the ISDA ('the Agreement') dated as September 4, 2025 between COBANK ACB and RGC Midstream, LLC. All provisions contained in the Agreement govern this Confirmation except as expressly modify below:

The definition and provisions contained in the 2021 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc) are incorporated into this Confirmation. In the event of any inconsistency between those and this Confirmation, this Confirmation will govern.

The terms of the particular Rate Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:         USD 15,000,000.00 (See below Amortizing Schedule)

Trade Date:         September 5, 2025

Effective Date:         September 5, 2025

Termination Date:         September 3, 2030, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:         RGC Midstream, LLC

Fixed Rate Payer Payment Dates: Monthly on the 1st, starting October 1, 2025 subject to adjustment in accordance with the Modified Following Business Day convention.

Fixed Rate(%):         3.511

Fixed Rate Day Count Fraction:         Actual/360

Business Days:         New York

Business Day Convention:         Modified Following

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Floating Amounts:

Floating Rate Payer:         COBANK ACB

Floating Rate Payer Payment         Monthly on the 1st, starting October 1, 2025 subject to adjustment in accordance

Dates:         with the Modified Following Business Day convention.

Floating Rate Option:         USD-SOFR CME Term

Reset Lag:         2D

Designated Maturity:         1M

Initial Floating Rate(%):         4.25002% (exclusive of spread)

Floating Spread:         None

Compounding:         Continuous

Compounding Type:         NONE
Floating Rate Day Count Fraction: Actual/360

Payment Holiday Schedule:         New York

Payment Lag:         0 Business Days

Business Day Convention:         Modified Following

Reset Holiday Schedule:         USGS
Rounding Convention:

Account Details:

CoBank Payment         CoBank

Instructions:         90008000
ABA 307088754
OBL # 002223664
CoBank

Counterparty Payment         Please Provide
Instructions:

Offices:         (a) The office of COBANK ACB for the IRS Transaction is Greenwood Village. (b) The office of RGC Midstream, LLC for the IRS Transaction is Roanoke.

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)    Non Reliance. It is acting for its own account, and it has made its own independent decision to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)    Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risk of that Transaction. It is capable of assuming and assumes the risk of that Transaction.

(c)    Status of parties. The other party is not acting as a fiduciary for or and an advisor to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing below and return it by facsimile or email to the FIA team at (303) 694 5844 Or MB_FIA@cobank.com. Please contact the FIA team immediately if the details of this confirmation differs from your understanding.

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Confirmed as of the Trade Date Specified above:

Yours sincerely,

COBANK ACB
By:

/s/ Chris Smith______

Name: Chris Smith
Title: Portfolio Manager

Accepted and confirmed as of the trade date written above: RGC Midstream, LLC

By:

Name:
Title:

Pay Leg Notional Amortization Schedule

	Calculation Period(s) Beginning	Notional Amount
Sep 5,	2025	15,000,000.00
Oct 1,	2025	14,800,885.00
Nov 3,	2025	14,800,885.00
Dec 1,	2025	14,800,885.00
Jan 2,	2026	14,601,770.00
Feb 2,	2026	14,601,770.00
Mar 2,	2026	14,601,770.00
Apr 1,	2026	14,402,655.00
May 1,	2026	14,402,655.00
Jun 1,	2026	14,402,655.00
Jul 1, 2026		14,203,540.00
Aug 3,	2026	14,203,540.00
Sep 1,	2026	14,203,540.00
Oct 1,	2026	14,004,425.00
Nov 2,	2026	14,004,425.00
Dec 1,	2026	14,004,425.00
Jan 4,	2027	13,805,310.00
Feb 1,	2027	13,805,310.00
Mar 1,	2027	13,805,310.00
Apr 1,	2027	13,606,195.00
May 3,	2027	13,606,195.00
Jun 1,	2027	13,606,195.00
Jul 1, 2027		13,407,080.00
Aug 2,	2027	13,407,080.00
Sep 1,	2027	13,407,080.00
Oct 1,	2027	13,207,965.00
Nov 1,	2027	13,207,965.00
Dec 1,	2027	13,207,965.00

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Jan 4,	2028	13,008,850.00
Feb 1,	2028	13,008,850.00
Mar 1,	2028	13,008,850.00
Apr 3,	2028	12,809,735.00
May 1,	2028	12,809,735.00
Jun 1,	2028	12,809,735.00
Jul 3, 2028		12,610,619.00
Aug 1,	2028	12,610,619.00
Sep 1,	2028	12,610,619.00
Oct 2,	2028	12,411,504.00
Nov 1,	2028	12,411,504.00
Dec 1,	2028	12,411,504.00
Jan 2,	2029	12,212,389.00
Feb 1,	2029	12,212,389.00
Mar 1,	2029	12,212,389.00
Apr 2,	2029	12,013,274.00
May 1,	2029	12,013,274.00
Jun 1,	2029	12,013,274.00
Jul 2, 2029		11,814,159.00
Aug 1,	2029	11,814,159.00
Sep 4,	2029	11,814,159.00
Oct 1,	2029	11,615,044.00
Nov 1,	2029	11,615,044.00
Dec 3,	2029	11,615,044.00
Jan 2,	2030	11,415,929.00
Feb 1,	2030	11,415,929.00
Mar 1,	2030	11,415,929.00
Apr 1,	2030	11,216,814.00
May 1,	2030	11,216,814.00
Jun 3,	2030	11,216,814.00
Jul 1, 2030		11,017,699.00
Aug 1, 2030		11,017,699.00

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